SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 25, 2018 (July 20, 2018)
Date of Report
(Date of earliest event reported)

Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia (State of incorporation)	1-10312 (Commission File Number)	58-1134883 (IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 649-2311
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2018, Synovus Financial Corp. (the “Company”) acted to appoint Ms. Jill Hurley as the Company’s Chief Accounting Officer, effective August 27, 2018. Ms. Hurley, age 39, most recently served as Senior Vice President and Director of Financial Reporting and Accounting Policy at Iberiabank Corporation in Birmingham, Alabama. In that position, she oversaw all aspects of external financial reporting. Prior to joining Iberiabank in 2015, she served as Senior Vice President and Product Profitability Manager from 2014 to 2015 and as Senior Vice President and Business Unit Controller and Accounting Policy Manager from 2012 to 2014 at Regions Financial Corporation. Ms. Hurley’s experience also includes over nine years of auditing and management experience with Ernst & Young, LLP and KPMG LLP. She holds a bachelor’s degree and a master’s degree from Rhodes College.

Pursuant to Ms. Hurley’s offer of employment from the Company, she will receive the following compensation: (1) an annual base salary of $270,000; (2) participation in the Company’s annual short-term and long-term incentive programs, which provide cash and equity awards to the Company’s key employees based on individual and company performance for the relevant year; (3) a one-time cash award of $50,000 (subject to certain clawback provisions); (4) a one-time restricted stock unit award with a value (calculated as of her start date) of $100,000, which award will vest in equal parts over three years; (6) assistance in connection with her relocation to the Columbus, Georgia area (subject to certain clawback provisions); and (7) participation in the Company’s health and welfare, 401(k) and other employee benefits plans in accordance with their terms. Upon the commencement of her employment, the Company will also enter into a change in control agreement with Ms. Hurley upon terms substantially similar to those with other officers of the Company. Ms. Hurley will not be entering into an employment agreement with the Company. Further information about the Company’s incentive plans, benefits, and change in control agreements is included in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on March 16, 2018.

No family relationships exist between Ms. Hurley and any of the Company’s directors or other executive officers. There are no arrangements between Ms. Hurley and any other person pursuant to which Ms. Hurley was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Ms. Hurley has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Date: July 25, 2018	By:	/s/ Allan E. Kamensky
	Name:	Allan E. Kamensky
	Title:	Executive Vice President, General Counsel and Secretary